Filed pursuant to Rule 424(b)(3)

Registration No. 333-283270

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. The preferred stock, debt securities, warrants and units may be convertible into or exercisable or exchangeable for our common stock or other securities.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Our common stock is listed on the NYSE American Stock Exchange (“NYSE American”) under the symbol “LSF.” On November 14, 2024, the last reported sale price of our common stock on the NYSE American was $8.77 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 6 of this prospectus and the other information included and incorporated by reference in this prospectus and any applicable prospectus supplement to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Any trade names and trademarks appearing in this document are the property of their respective holders.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 6 of this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “Company,” “Laird Superfood,” “LSF,” “we,” “our” and “us” refer to Laird Superfood, Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Overview

Laird Superfood creates highly differentiated, plant-based, and functional foods, many of which incorporate adaptogens which may support a variety of brain functions. The core pillars of the Laird Superfood platform are currently (i) Superfood Creamer coffee creamers, (ii) Hydrate hydration products and beverage enhancing supplements, (iii) Harvest snacks and other food items, and (iv) functional roasted and instant coffees, teas, and hot chocolate. Consumer preferences within the evolving food and beverage industry are shifting away from processed and sugar-laden food and beverage products, as well as those containing significant amounts of highly processed and artificial ingredients. Our long-term goal is to build the first scale-level and widely recognized brand that authentically focuses on natural ingredients, nutritional density and functionality, which we believe will allow us to maximize penetration of a multi-billion-dollar opportunity in the grocery market. We generate revenue through two channels: e-commerce and wholesale.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	an exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	reduced disclosure about our executive compensation arrangements; and

●	no non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until the end of the fiscal year in which the fifth anniversary of our initial public offering occurs, or such earlier time when we no longer qualify as an emerging growth company. We would cease to be an emerging growth company on the earlier of (1) the last day of the fiscal year (a) in which we have more than $1.235 billion in annual revenue or (b) in which we have more than $700 million in market value of our capital stock held by non-affiliates, or (2) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all these reduced burdens.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards, and therefore we will not be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

We were formed as a limited liability company on June 25, 2015 under the laws of the State of Oregon, converted to a corporation under the laws of the State of Oregon on February 18, 2016, and converted to a corporation under the laws of the State of Delaware on July 3, 2018. On December 31, 2023, we changed our state of incorporation from the state of Delaware to the state of Nevada by means of a plan of conversion.

Our principal executive offices are located at 5303 Spine Road, Suite 204, Boulder, Colorado 80301, and our telephone number is (541) 588-3600. Our website is located at www.lairdsuperfood.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus. For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information” and “Information Incorporated by Reference.”

The Securities We May Offer

We may offer up to $100,000,000 of common stock, preferred stock, debt securities, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may offer shares of our common stock. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights and no sinking fund provisions are applicable to our common stock. We may issue common stock independently or together with other securities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors may designate, fix and determine any new series of preferred stock, including determining the powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the common stock, the preferred stock or any future class or series of preferred stock or common stock, without any further vote or action by stockholders. Any convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates. We may issue preferred stock independently or together with other securities.

Debt Securities

We may offer debt securities, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock or preferred stock. The debt securities will be issued under an indenture, which may be amended or supplemented from time to time. We may issue debt securities independently or together with other securities.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. We may issue warrants independently or together with other securities.

Units

We may issue units consisting of common stock, preferred stock, debt securities or warrants. We will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. We may issue units independently or together with other securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements convey our current expectations or forecasts of future events and are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but are open to a wide range of uncertainties and business risks. Any statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus that are not statements of historical fact may be forward-looking statements. The words “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “would,” “will,” “seeks,” or the negative of these terms or other comparable terminology, are intended to identify forward-looking statements. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including on Forms 10-K, 10-Q and 8-K and any amendments thereto.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

●	our limited operating history and ability to become profitable;

●	our ability to manage our growth, including our human resource requirements;

●	our reliance on third parties for raw materials and production of our products;

●	our future capital resources and needs;

●	our ability to retain and grow our customer base;

●	our reliance on independent distributors for a substantial portion of our sales;

●	our ability to evaluate and measure our business, prospects and performance metrics;

●	our ability to compete and succeed in a highly competitive and evolving industry;

●	the health of the premium organic and natural food industry as a whole;

●	risks related to our intellectual property rights and developing a strong brand;

●	our reliance on key personnel, including Laird Hamilton and Gabrielle Reece;

●	regulatory risks;

●	the risk of substantial dilution from future issuances of our equity securities; and

●	other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, if any, and our other filings with the SEC.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus might not occur.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to all of the other information contained or incorporated by reference into this prospectus and any accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, and the risk factors contained or incorporated by reference into any accompanying prospectus supplement before acquiring any of the securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition or results of operations could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for working capital and general corporate purposes, including operating expenses and capital expenditures, or for any other purpose we describe in the applicable prospectus supplement. Additionally, we may use a portion of the net proceeds we receive from our sale of the securities under this prospectus to acquire businesses or products. However, we do not have agreements or commitments for any acquisitions at this time.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion to allocate the net proceeds, if any, received in connection with securities offered pursuant to this prospectus for any purpose. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DESCRIPTION OF SECURITIES

Common Stock

The following summary describes our capital stock and certain provisions of our articles of incorporation, our bylaws and the Nevada Revised Statutes (as amended from time to time, “NRS”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Our articles of incorporation authorize us to issue 100,000,000 shares of common stock, par value $0.001 per share. As of November 12, 2024, there were 10,661,705 shares of our common stock issued and 10,287,421 shares of our common stock outstanding, all of which are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and any related prospectus supplement will be fully paid and non-assessable upon issuance. As of November 12, 2024, there were 1,652,428 shares of common stock issuable upon the exercise of outstanding options, 1,111,498 shares of common stock issuable upon the vesting of outstanding restricted stock units, and 842,346 additional shares of common stock reserved for future issuance under our 2020 Omnibus Stock Incentive Plan, as amended.

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. A majority vote of the votes cast by holders of common stock is generally required to take action under our articles of incorporation and bylaws. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and no sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Our common stock is listed on the NYSE American under the symbol “LSF.”

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors may designate, fix and determine any new series of preferred stock, including determining the powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the common stock, the preferred stock or any future class or series of preferred stock or common stock, without any further vote or action by stockholders. Any convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option or both and would be at prescribed conversion rates. We may issue preferred stock independently or together with other securities.

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

●	rights and ranks as to dividends, if any;

●	liquidation preferences;

●	conversion rights;

●	redemption or sinking fund provisions;

●	any restrictions on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments;

●	voting rights; and

●	any transfer restrictions

Our articles of incorporation provide for 5,000,000 authorized shares of preferred stock. As of November 14, 2024, there were no shares of our preferred stock issued or outstanding, and any shares of preferred stock to be issued upon an offering pursuant to this prospectus and any related prospectus supplement will be fully paid and nonassessable upon issuance.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, Bylaws and Nevada Law

Certain provisions of Nevada law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the Company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. The prohibition extends beyond the expiration of the two-year period, unless: (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or (b) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” any other entity, whether or not itself is an interested stockholder of the Nevada corporation having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, on a consolidated basis, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding shares of the corporation, (c) more than 10% or more of the earning power or net income of the corporation, on a consolidated basis and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority and (c) a majority or more, of the outstanding voting power.

Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest that is crossing any of the three thresholds described above. Pursuant to Article XI of our articles of incorporation, we have opted out of the control share statutes and will not be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Articles of Incorporation and Bylaws

No Written Consent of Stockholders

Our articles of incorporation provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Removal of Directors; Vacancies

Our bylaws provide that directors may be removed with or without cause upon the affirmative vote of two-thirds of the voting power of all outstanding shares of capital stock of the Company entitled to vote thereon. Our bylaws also provide that any vacancies or newly created directorships on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Meetings of Stockholders

Our articles of incorporation and bylaws provide that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors or our chief executive officer or president (in the absence of a chief executive officer), and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our articles of incorporation and bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Articles of incorporation or Bylaws

Any amendment of our articles of incorporation must first be approved by a majority of our board of directors, and if required by law or our articles of incorporation, must thereafter be approved by two-thirds of the then outstanding voting power of our capital stock entitled to vote thereon in the case of amendments relating to certain matters involving our board of directors, stockholder action by written consent in lieu of a meeting, special meetings of stockholders, amendments to our bylaws, and forum selection provisions, and a majority of the then outstanding voting power of our capital stock entitled to vote thereon in the case of other amendments. In addition, our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of two-thirds of the then outstanding voting power of our capital stock entitled to vote thereon.

Undesignated Preferred Stock

As discussed above, our articles of incorporation provide for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our articles of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or stockholders to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our articles of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our articles of incorporation or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. In addition, our articles of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). This provision does not apply to claims under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our articles of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to these choice of forum provisions. It is possible that a court of law could rule that the choice of forum provisions contained in our articles of incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law and the Securities Act for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Debt Securities

The debt securities will be our direct obligations, which may be senior or subordinated, secured or unsecured, and convertible into shares of our common stock, preferred stock or other securities. The debt securities will be issued under an indenture, which may be amended or supplemented from time to time, the form of which will be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

●	the title and principal aggregate amount of the debt securities;

●	whether the debt securities will be secured or unsecured;

●	whether the debt securities are convertible or exchangeable into other securities;

●	the percentage or percentages of principal amount at which such debt securities will be issued;

●	the interest rate(s) or the method for determining the interest rate(s);

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	the person to whom any interest on the debt securities will be payable;

●	the places where payments on the debt securities will be payable;

●	the maturity date;

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	provisions with respect to the retirement of any debt securities;

●	provisions relating to the subordination of the rights of debt securities to other stockholders or creditors;

●	provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

●	provisions restricting the incurrence of additional debt or the issuance of additional securities;

●	amount of discount or premium, if any, with which such debt securities will be issued;

●	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

●	the identity of the depositary for global securities;

●

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●

the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees, if any;

●	any restriction or condition on the transferability of the debt securities;

●	the currency in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

●	the securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	the extent to which a secondary market for the securities is expected to develop;

●	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

●	the law that will govern the indenture and debt securities; and

●	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Governing Law

The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	whether the right to convert or purchase the securities will be forfeited unless it is exercised before the date specified in a notice of the redemption or call;

●	the kinds, frequency and timing of notice of the redemption or call;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue units consisting of common stock, preferred stock, debt securities or warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●

the designation and terms of the units and of the common stock, preferred stock, debt securities and warrants comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Securities—Common Stock,” “Description of Securities—Preferred Stock,” “Description of Securities—Debt Securities” and “Description of Securities—Warrants” will apply to each unit, as applicable, and to any common stock, debt security and warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;

●	directly to investors;

●	through negotiated transactions;

●	in block trades;

●	through agents to the public or to investors; or

●	through any combination of any of these methods of sale.

We may sell the securities from time to time:

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the times of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus the name of the underwriter and the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in the settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the NYSE American or other principal market for our common stock. We may apply to list any series of debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Haynes and Boone, LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Laird Superfood Inc. (the “Company”) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.lairdsuperfood.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company’s filings listed below, except we are not incorporating by reference any information furnished (but not filed) for purposes of the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 15, 2024, that were deemed to be filed with the SEC;

●

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, for the quarter ended June 30, 2024, filed with the SEC on August 7, 2024, and for the quarter ended September 30, 2024, filed with the SEC on November 6, 2024;

●

our Current Reports on Form 8-K (except that any portions thereof which are “furnished” and not “filed” shall not be deemed incorporated) filed with the SEC on January 3, 2024, March 15, 2024, May 6, 2024, May 10, 2024 (as amended on May 15, 2024), May 31, 2024 and June 28, 2024; and

●

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and any applicable prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, if such person makes a written or oral request directed to:

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, Colorado 80301

Attn: Corporate Secretary

(541) 588-3600

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

PROSPECTUS

November 21, 2024